Exhibit 8.1

[LETTERHEAD OF MORRISON & FOERSTER LLP]

March 30, 2012

Bank of America Corporation

BAC Capital Trust I

BAC Capital Trust II

BAC Capital Trust III

BAC Capital Trust IV

BAC Capital Trust V

BAC Capital Trust VI

BAC Capital Trust VII

BAC Capital Trust VIII

BAC Capital Trust X

BAC Capital Trust XI

BAC Capital Trust XII

BAC Capital Trust XIII

BAC Capital Trust XIV

BAC Capital Trust XV

BAC Capital Trust XVI

BAC Capital Trust XVII

BAC Capital Trust XVIII

BAC Capital Trust XIX

BAC Capital Trust XX

NB Capital Trust II

NB Capital Trust III

NB Capital Trust IV

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Ladies and Gentlemen:

We have acted as tax counsel to each of Bank of America Corporation (the “Corporation”), a Delaware corporation, and BAC Capital Trust I, BAC Capital Trust II, BAC Capital Trust III, BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI, BAC Capital Trust VII, BAC Capital Trust VIII, BAC Capital Trust X, BAC Capital Trust XI, BAC Capital Trust XII, BAC Capital Trust XIII, BAC Capital Trust XIV, BAC Capital Trust XV, BAC Capital Trust XVI, BAC Capital Trust XVII, BAC Capital Trust XVIII, BAC Capital

March 30, 2012

Trust XIX, BAC Capital Trust XX, NB Capital Trust II, NB Capital Trust III, and NB Capital Trust IV (each a “Trust” and collectively the “Trusts”), in connection with the filing of a shelf registration statement on Form S-3 by the Corporation and the Trusts (the “Registration Statement”). The Registration Statement registers an unspecified aggregate amount of securities which may be issued by the Corporation and any of the Trusts.

We hereby confirm that, although the respective discussions set forth under the heading “U.S. Federal Income Tax Considerations” in the prospectuses filed with the Registration Statement do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the securities described in each such prospectus, in our opinion, each such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of such securities, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

We hereby consent to the use of our name under the headings “U.S. Federal Income Tax Considerations” and “Legal Matters” in the prospectuses filed as of the date hereof. We further consent to your filing a copy of this opinion as Exhibit 8.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure under the heading “U.S. Federal Income Tax Considerations” set forth in the prospectuses filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ MORRISON & FOERSTER LLP